Exhibit 99.1

NOTICE OF REDEMPTION TO THE HOLDERS OF THE

6.75% Senior Notes due 2042

of Solar Capital Ltd.

(CUSIP No. 83413U 308; NYSE: SLRA)*

Redemption Date: November 24, 2017

NOTICE IS HEREBY GIVEN, pursuant to Section 1104 of the Indenture dated as of November 16, 2012 (the “Base Indenture”), between Solar Capital Ltd., a Maryland corporation (the “Company”), and U.S. Bank National Association (the “Trustee), and Section 1.01(h) of the First Supplemental Indenture dated as of November 16, 2012 (the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), that the Company is electing to exercise its option to redeem, in part, the 6.75% Senior Notes due 2042 (the “Notes”). The Company will redeem $25,000,000 of the $100,000,000 in remaining issued and outstanding Notes on November 24, 2017 (the “Redemption Date”). The redemption price for the Notes equals $25 in principal amount per Note being redeemed (or $25,000,000 in aggregate principal amount of the Notes), plus the accrued and unpaid interest thereon from November 15, 2017, through, but excluding, the Redemption Date (the “Redemption Payment”). The aggregate accrued interest on the Notes being redeemed payable on the Redemption Date will be approximately $42,188 (or approximately $0.04 on each $25 principal amount of the Notes being redeemed).

On the Redemption Date, the Redemption Payment will become due and payable to the Holders of the Notes. Interest on the $25,000,000 in principal amount of Notes being redeemed will cease to accrue on and after the Redemption Date. Unless the Company defaults in paying the Redemption Payment with respect to such Notes, the only remaining right of the Holders with respect to such Notes will be to receive payment of the Redemption Payment upon presentation and surrender of such Notes to the Trustee in its capacity as Paying Agent. Notes held in book-entry form will be redeemed and the Redemption Payment with respect to such Notes will be paid in accordance with the applicable procedures of The Depository Trust Company. On and after the Redemption Date, upon surrender of the Notes being redeemed, the Holders will receive, without charge, a new Note of authorized denominations for the principal amount thereof remaining unredeemed.

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Indenture.

Questions relating to this notice of redemption should be directed to U.S. Bank National Association via telephone at 1-800-934-6802. Payment of the Redemption Payment to the Holders will be made upon presentation and surrender of the Notes in the following manner:

If by Mail, Hand or Overnight Mail: U.S. Bank Corporate Trust Services 111 Fillmore Avenue E. St. Paul, MN 55107 Attention: Solar Capital Ltd. (6.75% Senior Notes Due 2042)

*The CUSIP number has been assigned to this issue by organizations not affiliated with the Company or the Trustee and is included solely for the convenience of the noteholders. Neither the Company nor the Trustee shall be responsible for the selection or use of this CUSIP number, nor is any representation made as to the correctness or accuracy of the same on the Notes or as indicated in this Notice of Redemption.

NOTICE

Under U.S. federal income tax law, the Trustee or other withholding agent may be required to withhold twenty-eight percent (28%) of any gross payment to a holder who fails to provide a taxpayer identification number and other required certifications. To avoid backup withholding, please complete a Form W-9 or an appropriate Form W-8, as applicable, which should be furnished in connection with the presentment and surrender of the Notes called for redemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service. Holders should consult their tax advisors regarding the withholding and other tax consequences of the redemption.

Solar Capital Ltd.
Dated: October 24, 2017	By: U.S. Bank National Association, as Trustee and Paying Agent